AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON JULY 25, 2001

REGISTRATION NO. 333-61004

           SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549
                      AMENDMENT 1 to
                        FORM SB-2

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      EMAIL REAL ESTATE.COM, INC.
(Exact name of registrant as specified in its charter)

  Colorado             6162                     84-1588441
 (State of    (Primary standard industrial    (I.R.S. employer
Incorporation) classification code number) identification number)

                     210 Wilcox Street #201
                      Castle Rock, CO 80104
                        (303) 257-7800
           (Address and telephone number of Registrant's principal executive offices)

                         Dan O'Meara
                     210 Wilcox Street #201
                    Castle Rock, CO 80104
                        (303) 257-7800
 (Name, address, and telephone number of Agent for Service of Process)

                          Copies to:
                     Jody M. Walker, Esq.
                    7841 South Garfield Way
                      Littleton, CO 80122
                         (303) 850-7637
                   (303) 220-9902 - facsimile

Approximate Date of Commencement of Proposed Sale to the Public:
Effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1993, check the following box
[  ]

                     CALCULATION OF REGISTRATION FEE

Title of Each Class                                                  Amount of
Securities to be            Shares to be   Valuation   Aggregate   Registration
Registered                  Registered     Per Share    Valuation       Fee
Common Shares                 2,000,000       $.50    $1,000,000      $278

__________________
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                  EMAIL REAL ESTATE.COM, INC.

                     $1,000,000

                   2,000,000 Common Shares
                 At $.50 per Common Share

            There is minimum offering amount of
            200,000 common shares or $100,000.

An escrow account has been established at Arapahoe Bank and Trust.

Email Real Estate develops websites for the real estate industry to facilitate the distribution of information regarding real estate brokers and current listings and the sale of real estate.

If we do not meet the minimum offering amount by December 31, 2001, we will promptly return all of the funds to investors.

_________________________

This is our initial public offering and no public market
current exists for our securities.   We have not applied to be
listed on any trading market or exchange.

We do not currently have sufficient capital to meet our financial needs for the next twelve months.

An investment in our securities involves high risk. Consider carefully the risk factors beginning on page 8 in the prospectus.



                               Per
                            Common Share          Total

Public Price
     Minimum                  $.50           $   100,000
     Maximum                  $.50           $ 1,000,000
Underwriting
   Commissions
     Minimum                 $ .05           $   10,000
     Maximum                 $ .05           $  100,000
Proceeds to Email Real Estate
  Minimum                    $ .45           $   90,000
  Maximum                    $ .45           $  900,000

Our officers and directors will sell the securities.   Up to a 10%
commissions will only be paid if a registered broker-dealer sells our common shares.


_________________________


Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

_________________________


Date:  July 25, 2001

TABLE OF CONTENTS


Summary of the Offering                                          4
Risk Factors                                                     4
   Extremely minority interest by new investors
   We have not conducted any significant operations
   Dependence on relationships with real estate agents
   We do not have a binding contract with Email Mortgage
   We may not be able to establish and maintain
      brand recognition
   We may be liable for any failure to protect customer's
      private information
   You will experience immediate dilution
Forward Looking Statements                                       5
Email Real Estate                                                6
Use of Proceeds                                                  7
Dilution                                                         8
Management's Discussion and Analysis of Financial Condition
   and Results of Operations                                     9
Determination of Offering Price                                 10
Plan of Distribution                                            10
Management                                                      10
Principal Shareholders                                          11
Indemnification                                                 11
Certain Transactions                                            12
Description of Securities                                       12
Legal Matters                                                   13
Reports                                                         13
Financial Statements                                            14

              Summary Of The Offering

Corporate History   Email Real Estate.com, Inc. was incorporated on
March 28, 2000 under the laws of the State of Colorado.

Email Real Estate.com, Inc.'s principal executive and administrative
offices are at 210 Wilcox Street #201, Castle Rock, CO 80104.   These
offices consist of 150 square feet and are leased on a monthly basis at the lease price of $100 per month.

Operations.     Email Real Estate develops websites for the
real estate industry to facilitate the distribution of information regarding real estate brokers and current listings and the sale of real estate.

Although we have developed our website, we have never had any significant operations nor have we generated any significant revenue.

Outstanding
   Securities                         2,260,000 common shares

The Offering                          A minimum of 200,000 common
                                      shares up to a maximum of
                                      2,000,000 common shares

Offering termination                  December 31, 2001

Arbitrary Offering Price.   The aggregate offering price and number of
the common shares to be offered were arbitrarily determined by Email
Real Estate.

Plan of Distribution.   Our officers and directors are offering the
common shares on a self-underwritten basis.   If a selected
broker/dealer sells any common shares, standard commissions not to exceed 10% of the offering price will be paid.

Escrow Account   Email Real Estate has established an escrow account
at Arapahoe Bank & Trust.

Public Market    There is no public market for the common shares.

Use of Proceeds   The proceeds from this offering will be used for
network expansion and marketing, salary costs and working capital.

Email Real Estate will use the net proceeds of the offering over the next twelve months.

No Commitment to purchase Common Shares.   No commitment by anyone
exists to purchase any of the common shares we are offering.

                         Risk Factors

	1.   The Washington Trust will own 51.64% of the common shares after
the offering.   You will have an extremely minority interest in Email
Real Estate.

	There are currently 2,260,000 common shares outstanding. The Washington Trust owns 2,200,000 of those common shares or 97.35% of the total outstanding common shares. Assuming we sell all of 2,000,000 common shares, the Washington Trust will still own 51.64% of
the common shares.   You will have an extreme minority interest in
Email Real Estate and will not be able to influence the election of directors or other corporate matters.

	2.   We have not conducted any significant operations to date and have
not generated any revenues.   You may lose your entire investment.

Since our incorporation, our activities have been principally devoted to positioning ourselves to achieve our business objectives. We have had no material operating revenue to date and expect to incur losses and administrative expenses until we begin the sales of our products
or we receive revenues from any of our proposed operations.   We have
an operating loss of ($15,521) for the period from inception to
February 28, 2001.    If we cannot generate revenues, you may lose
your entire investment.

	3. We assist in the real estate process. We depend on relationships with real estate agents. If we cannot maintain these relationships, we will not be profitable and you may lose your entire investment.

	Our website allows us to facilitate the real estate process, assisting
realtors in the information gathering.   We rely on realtors to
provide the necessary real estate properties. If we do not maintain our relationships with these realtors, we may not obtain successful operations. You may lose your entire investment.

	4.   We do not have a binding contract with Email Mortgage.   We may
not be able to implement our business plan if Email Mortgage breaks its oral agreement. You may lose your entire investment.

	Although we are developing relationships with similar companies, we substantially rely on Email Mortgage to help us implement our
business.   We only have an oral agreement with Email Mortgage.   If
Email Mortgage breaks its agreement, we will have to locate a similar
relationship with another company.   We cannot offer you any assurance
that we will be able to establish an agreement with another company
that will provide leads that produce revenue.   You may lose your
entire investment if we cannot generate revenue.

	5. If we cannot establish and maintain brand recognition of Email Real Estate.com, we will not be able to successfully conduct our
operations.   You could lose your entire investment.

	Based on in-house research, we believe that establishing and maintaining the Email Real Estate.com brand is a critical aspect of
our efforts to attract and expand our audience.   Our financial
condition and operating results will suffer if we cannot obtain brand
recognition.    Based on in-house research, we believe brand
recognition will become more important due to the growing number of
Internet sites and the relatively low barriers to entry.    If we
cannot establish and maintain brand recognition, our operations will be negatively effected and you could lose your entire investment.

6.   We may be liable for any failure to protect the customers'
private information given on the Internet.   Legal and other related
costs could negatively effect our profitability and you could lose your entire investment.

We will require private information from our customers over the
Internet.   We cannot assure you that we will be success in protecting
that information.   We will incur legal costs and other related costs
in defending ourselves against any liability for the failure to
protect this type of information.   You could lose your entire
investment.

7. You will experience immediate dilution of at least 60% of your investment if we raise the entire offering amount.

Immediately after the offering, if we raise the entire amount, the book value per common share will be 60% less than the offering price. If we raise only the minimum amount, the book value per common share
will be 96% less than the offering price.   Additionally, our need for
additional financing could further dilute your interest.    If we
raise only the minimum amount, the book value per common share will be 96% less than the offering price.

8. If our securities have no active trading market, you may not be able to sell your common shares preferred easily.

We do not have a public market for our securities, nor can we assure you that a public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

                    Forward-Looking Statements

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of
strategy that involve risks and uncertainties.   We have made the
forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are effected by significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Email Real Estate, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Email Real Estate, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


                              Email Real Estate

General Corporate History.   Email Real Estate, Inc. was incorporated
on March 28, 2000 under the laws of the State of Colorado.   Email
Real Estate.com, Inc.'s principal executive and administrative offices
are at 210 Wilcox Street, #201, castle Rock, Colorado 80104.   These
offices consist of 150 square feet and are leased from a non-affiliate on a monthly basis at the lease price of $100 per month.

Description of Property.   Our executive offices are located at 210
Wilcox Street, Suite 201, Castle Rock, Colorado 80104 and are shared
with Assist-To-Sell.   These offices consist of 750 square feet and
are leased on a month to month basis for $100 per month from Mr.
O'Meara.

Business Activities.   Email Real Estate develops websites for the real
estate industry to facilitate the distribution of information regarding real estate brokers and current listings and the sale of real estate.

We intend to offer a full line of on-line real estaet services, including, but not limited to:
   -   web sites to the real estate industry
   -   on-line listings of homes
   - interaction with mortgage lenders to provide on-line loan information and applications
   -   on-line sale and purchase of homes, and
   -   on-line customer service

The services will be fee based for yet to be determined amounts.

We will initially concentrate on the state of Colorado and then expand according to additional states as needed.

Dan O'Meara will run the day to day operations of Email Real Estate and Sharon Leach will assist the independent web designer with specific
information and text related to further development.   They will only be
required work part time (20 hours per week) for Email Real Estate.

Although we have developed our website, we have never had any significant operations nor have we generated any revenue.

Business Strategy.   We will utilize the expertise of our principal
officers to develop real estate opportunities.   Each individual will
use his previous business contacts to develop potential opportunities. Additionally, we shall sell our services through our employees and
authorized representatives.   Our management has extensive experience
in the real estate industry.

We shall equip our offices with a network of personal computers that will allow our staff to access e-mail, the Internet and a collection of applications designed to optimize the productivity of our staff.

Internet.   We will utilize the Internet as a medium for delivery of
specific content as well as automated interactive functionality, pursuing several major purposes:

   - Provide real estate professionals with interactive automated tools to improve their efficiency and effectiveness.

   - Increase market visibility of real estate to a wider variety of clients.

   - We have entered into an oral agreement with E-Mail Mortgage.com, Inc., an affiliated corporation to expand the retail market for real estate and to create a comfortable market environment for buyers, including market research as well as assistance in the accomplishment of the sale. Email Mortage's majority shareholder, The Clarkson Trust is controlled by Jerry Burden. Mr. Burden also controls The Washington Trust, the majority shareholder of Email Real
Estate.   Email Mortgage has agreed to pay us beginning January 1,
2001, $20 per month per realtor that has a website on Email RealEstate that includes a hotlink to EmailMortgage.

The agreement between Email Mortgage and Email Real Estate are not exclusive. Both companies intend on developing business arrangements
with many other companies in their related businesses.   There are not
any amounts transferable between them, no amounts due to date and no default provisions.

We intend to provide substantially increased efficiency to the primary and secondary real estate market participants by:

   -   offering a full range of real estate listings.
   - offering a wide range of information regarding the specific properties.
   -   offering a list of real estate brokers;
   -   real estate broker information.

We will also offer all pertinent financing information.

Through our oral agreement with Email Mortgage, we can provide our clients with high speed modem communications and the most current loan processing software that interfaces directly with several credit reporting software companies.

We will provide our clients a link to Email Mortgage.com, Inc. that will:

   - Provide mortgage professionals with the ability to enter and navigate for the services on-line and order and pay for the services through the web site to improve their efficiency and effectiveness in the processes of mortgage origination, placement, tracking, analysis, and processing.

   - Increase market visibility of pricing and mortgage rates on the Internet to a wider variety of clients than available through conventional means like print media and television advertising.

   - Provide a wide range of users the most favorable and competitive mortgage rates as well as an efficient mechanism to obtain additional information.

Online real estate and mortgage brokering is in the development stage
on the Internet.   These products are well-suited for online
distribution, with a high informational content, a lack of differentiation between different producers, a fragmented market, and existing inefficiencies in distribution. Based on our in-house research, the existing lenders have been slow to pick up on the potential of the Internet as a medium and may not have the technological expertise or confidence to fully utilize the channel even if they do grasp its strategic importance.

www.emailrealestate.com. Since inception, we have worked on developing our website. This website allows us to facilitate real estate agents and consumers access the most current information in the real estate market and provide websites for realtors for a fee.

Marketing Strategy.   We will use hotlinks with different established
websites to display internet banners on the their home web page.
We have already advertised on local television stations and local cable stations. We own our production tapes for these commercials.

We will also use other inexpensive advertising such as magazines and
newspapers.     We will commence negotiations with the various
established websites in the near future so that the marketing can commence upon successful completion of this offering.

Competition.   We will compete by price and service.   The prices or
price ranges for our products and service will vary depending on services provided.

The market for Internet products and services is highly competitive and competition is expected to continue to increase significantly. There are no substantial barriers to entry in these markets, and we
expect that competition will continue to intensify.   Although we
currently believe that the diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to ours, it is possible that a single supplier may dominate one or more market segments. We will compete with many other providers of informational services on the Internet.

In addition, we also compete directly with other real estate
dissemination entities.   Homes.com and Realtor.com are companies
which offer similar services on the Internet.

Government Regulation.   There are no applicable regulations in the
state of Colorado


                         Use of Proceeds

Assuming $100,000 or $1,000,000 of the common shares are sold, the net proceeds of the offering will be used as set forth in the following
tables.   We may not raise sufficient capital to expand our
operations.

                            Assuming                            Assuming
                          $100,000 raised        %         $1,000,000 raised          %
Gross proceeds              $  100,000           100.00%          $1,000,000        100.00%
Commissions                     10,000            10.00%             100,000         10.00%
Offering expenses               38,778            38.78%              38,778          3.88%
                            ----------        ----------         -----------      ---------
Net proceeds                $   51,222            51.22%          $  861,222         86.12%

Network expansion                4,000             7.81%               4,000           .46%
Marketing                       37,222            72.57%             261,222         23.62%
Salaries                             0             0.00%             100,000         10.00%
Working Capital                      0             0.00%             500,000         50.00%

      Total Expended        $   51,222            51.22%          $  861,222         86.12%

Working capital includes
   -  supplies                 $ 15,000
   -  telephone                $  5,000
   -  text changes to website  $  5,000
   -  SEC reporting expenses   $ 10,000
   -  cash reserve             $475,000

Network expansion includes contacting search engines to gain national exposure of our website.

Although we will only need minimal of capital to complete our business plan, we do not currently have sufficient capital to meet our financial needs for the next twelve months. If we do not raise even minimal funds, our officers and directors have orally agreed to provide the funds necessary to maintain operations, not to exceed
$20,000.   These amounts will be through a no interest loan with no
specific payback provisions.

Email Real Estate anticipates that the proceeds from this offering, together with projected cash flow from operations, will be sufficient to meet estimated capital expenditures for the next twelve months. If cash flows do not develop as anticipated, Email Real Estate will be required to try to obtain additional sources of capital, yet to be identified.

The actual allocation of funds will depend on Email Real Estate's success and growth. If results do not meet our requirements, we will reallocate the proceeds among the other contemplated uses of proceeds, as prudent business practices dictate.

Pending application by Email Real Estate of the net proceeds of this offering, such proceeds will be invested in short-term, interest-bearing instruments.

                             Dilution

Persons purchasing common shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their common shares below the public offering price.

The following table illustrates the per common share dilution as of the date of this prospectus, which may be experienced by investors upon reaching the levels as described below.

Assuming $100,000 raised

Offering price                                                                           $.50
Net tangible book value per common share before offering              $0.00
Increase per Share attributable to investors                          $0.02
                                                                     ------
Pro Forma net tangible book value per common share after offering                        $.02
                                                                                         ----
Dilution to investors                                                                    $.48
Dilution as a percent of offering price                                 96%

Assuming $1,000,000 raised

Offering price                                                                           $.50
Net tangible book value per common share before offering              $0.00
Increase per Share attributable to investors                          $0.20
Pro Forma net tangible book value per common share after offering                        $.20
                                                                                       ------
Dilution to investors                                                                    $.30
Dilution as a percent of offering price                                60%

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of E-mail Mortgage's common shares and investors in this offering upon conversion.

          Management's Discussion and Analysis of Financial
                Condition or Plan of Operation

Trends and Uncertainties. Demand for Email Real Estate's project will be dependent on, among other things, market acceptance of the Email Real Estate.com concept, the quality of its services, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of Email Real Estate's activities will be the receipt of revenues from our services, Email Real Estate's business operations may be adversely affected by Email Real Estate's competitors and prolonged recessionary periods.

Capital and Source of Liquidity. All of the initial working capital has been obtained from the sale of common shares to the current officers, directors and principal shareholder and loans from Advanced
Funding, a related party.    Advanced Funding is controlled by Jerry
Burden who also controls The Washington Trust, a majority shareholder
of Email Real Estate.    Email Real Estate does not require
substantial capital to expand our current and strategic business plans.

For the three months ended May 31, 2001 and 2000, Email Real Estate did not pursue any financing activities.

For the period from inception to February 28, 2001, Email Real Estate sold common stock for cash of $2,260 and received loans from Advanced
Funding of $2,209.   As a result, Email Real Estate had net cash
provided by financing activities of $4,469.   We currently have no
working capital and will rely on further loans to continue operations
until completion of the offering.   Email Real Estate requires these
additional loans and proceeds from this offering to expand our current and strategic business plans.

We paid consulting expense to Corporate Internet Marketing, a company controlled by Jerry Burden who also controls The Washington Trust, a majority shareholder of Email Real Estate for the development of our website. The amount paid was determined directly by the out of pocket costs incurred by Corporate Internet Marketing.

For the period from inception to February 28, 2001, the three months ended May 31, 2001 and 2000, Email Real Estate did not pursue any investing activities.

On a long-term basis, liquidity is dependent on continuation and expansion of operation and receipt of revenues, additional infusions
of capital, and debt financing.   Email Real Estate believes that
additional capital and debt financing in the short term will allow Email Real Estate to increase its marketing and sales efforts and thereafter result in increased revenue and greater liquidity in the long term. However, there can be no assurance that Email Real Estate will be able to obtain additional equity or debt financing in the future, if at all.

Results of Operations.   For the three months ended May 31, 2001,
Email Real Estate did not receive any revenues from operations.

For the three months ended May 31, 2001, Email Real Estate had expenses of $1,400 consisting of professional fees of $1,000 and other expenses of $400.

From inception to February 28, 2001, Email Real Estate has not received any revenues from operations. Advanced Funding, a related party paid expenses of $3,000 and had expenses contributed to capital by a shareholder of $8,500.

For the period from inception to February 28, 2001, Email Real Estate had operating expenses of $15,521 consisting of professional fees of $7,000, consulting expense - related party of $4,000 web site design expense - related party of $4,450 and other expenses of $21. The related party was Advanced Funding.

Plan of Operation.   Email Real Estate is in the development stage and
has not conducted any significant operations to date or received operating revenues. Email Real Estate can satisfy our cash requirements in the next twelve months if we can successfully complete
this offering or through loans from our officers and directors.     We
will not need to conduct any research and development regarding our
business plan.    Officers and directors have agreed to provide the
minimal funds we require to maintain operations through no interest loans not to exceed $20,000. There are no specific repayment terms.

Email Mortgage, an affiliate, agreed to pay us, beginning January 1, 2001, $20 per month per realtor that has a website on Email RealEstate
that includes a hotlink to EmailMortgage.   To date, we have not
received any revenues from Email Mortgage.

Over the next twelve months, we will
-   submit our name to search engines for national exposure.
          - $4,000 annually
-   make text changes to website
          - $5,000
The failure to do either of the above will not cause us to change our business plan or business focus.

Other than described in the use of proceeds section, we do not expect
to purchase any plant or significant equipment.   If the offering is
successful, we do not expect significant changes in the number of employees to conduct operations.

We will not have to raise additional funds before June 2022.

Email Real Estate may experience problems; delays, expenses, and difficulties sometimes encountered by an enterprise in Email Real Estate's stage of development, many of which are beyond Email Real Estate's control. These include, but are not limited to, unanticipated problems relating to the development of the system, manufacturing costs, production and marketing problems, additional costs and expenses that may exceed current estimates, and competition.


   Market for Common Equity and Related Stockholder Matters

At the present time, there is no market for our common shares.

We have three holders of record.

Since inception we have not paid any dividends. We intend to use any profits for operations and do not intend to pay dividends.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a
stock with a market price of less than $5.00 per share.   A market in
our stock may never develop due to these restrictions.


             Determination of Offering Price

The offering price of the common shares were arbitrarily determined by Email Real Estate without any consideration of the actual value of our company or what the market might pay for our stock.


             Plan of Distribution

Plan of Distribution. The common shares are being offered on a self underwritten basis by officers and directors of Email Real Estate and
selected broker/dealers.   Consequently, there may be less due
diligence performed in conjunction with this offering than would be
performed in an underwritten offering.   Although they are associated
persons of us as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

   - They are not subject to a statutory disqualification under the Exchange Act at the time of their participation in the sale of our securities.

   - They will not be compensation for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

   - They are not an associated person of a broker or dealer at the time of their participation in the sale of our securities.

   - They will restrict their participation to the sale of securities that are made pursuant to a plan or agreement submitted for the vote or consent of the security holders who will receive securities of the issuer in connection with a reclassification of securities of the issuer, a merger or consolidation or a similar plan of acquisition involving an exchange of securities, or a transfer of assets of any other person to the issuer in exchange for securities of the issuer.

As of the date of this prospectus, no broker has been retained by us
for the sale of securities being offered.   In the event a broker who
may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Management, principal shareholders or their affiliates may not acquire common shares in the offering.

The common shares may be offered by selected broker/dealers.
Selected broker/dealers, if any, will receive the standard industry commission not to exceed 10% of the offering price.

Escrow Account   Email Real Estate has established a non-interest
bearing escrow account at Arapahoe Bank and Trust to hold the funds
pending receipt of the minimum offering amount.   If the minimum
offering amount is not obtained, the funds will promptly be returned to investors with interest.

Offering Period. The offering period will commence on the date of this prospectus and will terminate on December 31, 2001.


                        Management

Executive Officers and Directors

Our executive officers and directors and their business experience follows:

Name                            Position                 Period Served

Dan O'Meara, age 45      President/Treasurer/Director   Inception to
                                                          present

Sharon Leach, age	 37      Vice President/Secretary      Inception to
                                  Director                present
Resumes:

Dan O'Meara has been president and a director of Email Real Estate
since inception.   Mr. O'Meara is a licensed real estate broker and
since August 1998 to present, he has been a broker/owner of the first Assist-2-Sell franchise in Colorado, a residential real estate
company.   Mr. O'Meara is also a licensed attorney.  Mr. O'Meara was
the principal owner of Stephany's Chocolates from 1989 to 1994. From 1996 to 1998, Mr. O'Meara was broker/owner of Gus Realty Company, a residential real estate company. Mr. O'Meara received his Juris Doctor degree from the University of Colorado in 1981 and his Bachelor of Science and Master of Science degree from Ohio State University in 1978.

Sharon Leach.   Ms. Leach has been vice president, secretary and a
director of Email Real Estate since inception.   From March 1992 to
June, 1997, Ms. Lease worked as an actuarial consultant at Hewitt Associates, a company engaged in actuarial consulting. From 1998 to present, Ms. Leach has been an actuarial consultant with Lief
Asociates, an actuarial consulting firm in Denver.   Ms. Leach
received a bachelor degree at Ball State University in Actuarial
Science in 1985.

Mr. O'Meara and Ms. Leach will only be required work part time
(20 hours per week) for Email Real Estate.

Dan O'Meara and Sharon Leach are brother and sister.


Remuneration.  To date, no material compensation has been paid to the
officers of Email Real Estate.   Upon successful completion of the
offering, we will enter into written employment agreements with our current officers and key employees yet to be named.

Since inception, the following compensation has been paid to the executive officers

	                                   Annual Compensation                    Awards               Payouts
	                              ---------------------------        ----------------------      ----------
	                                                    Other        Restricted  Securities
	                                                    Annual          Stock    Underlying         LTIP       All Other
	Name and Position     Year   Salary($)  Bonus($) Compensation($)  Awards(#)  Options/SARs(#)  Payouts($) Compensation($)

Dan O'Meara           2000        -      -            -              -           -               -            -
 President and
   Treasurer


Sharon Leach          2000        -      -            -              -           -               -            -
 Vice-President
   And Secretary

	None of our officers and/or directors has received any compensation for their respective services rendered unto us. They all have agreed
to act without compensation.   As of the date of this registration
statement, we have no funds available to pay directors. Further, none of the directors are accruing or will accrue any compensation pursuant to any agreement with us.

Employee Incentive Stock Option Plan. The shareholders and the directors, at their organizational meeting, adopted an employee incentive stock option plan pursuant to the regulations of the Internal Revenue Service. The plan provides for a pool of authorized, but unissued common shares to be reserved for issuing to key executives, employees and consultants pursuant to the plan. Up to 1,000,000 options may be granted. The board of directors plans to elect a compensation committee to award the options from time to time. Committee members may not be grantees while serving.


                  Principal Shareholders

The following sets forth the beneficial ownership of the common stock of Email Real Estate by each of Email Real Estate's directors and executive officers, and as a group. The beneficial owner has sole voting and investment power with respect to the Securities indicated.

There are currently 2,260,000 common shares outstanding.

The following tabulates holdings of common shares of Email Real Estate (on a fully diluted basis) by each person who, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Email Real Estate individually and as a group.

                                                Percentage of
                            Number & Class      Common Shares
Name and Address             of Shares          Prior to offering

Dan O'Meara                    50,000                  2.21%
6533 N. Pike Dr.
Larkspur, CO 80118


Sharon Leach                   10,000                   .44%
6046 Parfet Street
Arvada, Colorado 80004

All Directors & Officers
as a group (2 persons)         60,000                  2.55%

The Washington Trust        2,200,000                 97.35%
5650 Greenwood Plaza Boulevard
Suite 221
Greenwood Village, CO 80111

-------------------
Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security, whether through a contract, arrangement, understanding, relationship, or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

The trustee of the Washington Trust is Jerry Burden, located at 5650 Greenwood Plaza Boulevard, Suite 221, Greenwood Village 80111, a U.S. citizen.

Mr. O'Meara, Ms. Leach and Mr. Jerry Burden would be deemed to be a promoters of Email Real Estate.

We do not know of any arrangements, including any pledge by any personnel, which would result in a change of control of Email Real Estate.

                       Indemnification

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the Securities Act of 1933. The Colorado Corporation Code allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.

Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Colorado law are met, officers, directors, employees, and agents of Email Real Estate may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of Email Real Estate. Email Real Estate has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                 Certain Transactions

Since inception, Email Real Estate issued 2,200,000 common shares for consideration of $.001 per common share to:

The Washington Trust     2,200,000 common shares

Current officers, directors and promoters paid cash of $.001 per common share

Dan O'Meara             50,000 common shares
Sharon Leach            10,000 common shares

Jerry Burden, a promoter and an individual who controls the Washington Trust that owns the majority of our outstanding common stock also controls Advanced Funding, an entity that has advanced funds to us and has paid expenses on our behalf.

Other than Corporate Internet Marketing, Advanced Funding and Email Mortgage, we do not intend to enter into transactions with any other
businesses Mr. Burden is affiliated with.   No other amounts are to be
paid to Mr. Burden.

We paid consulting expense to Corporate Internet Marketing, a company controlled by Jerry Burden who also controls The Washington Trust, a majority shareholder of Email Real Estate for the development of our website. The amount paid was determined directly by the out of pocket costs incurred by Corporate Internet Marketing.

During the period from inception to February 28, 2001, Advanced
Funding loaned Email Real Estate $2,209 in cash and paid expenses on
behalf of Email Real Estate of $3,000.   The balance due to Advanced
Funding is $5,209 and is not expected to be repaid currently.

During the period from inception to February 28, 2001, we acquired ownership rights to an Internet website known as
"emailrealestate.com".  We acquired the website from an entity controlled by Jerry Burden who also controls The Washington Trust that
owns a majority of our common stock.   The amount of $4,500 paid for
the development of the website.

We have entered into an oral agreement with Email Mortgage.   Email
Mortgage is controlled by The Clarkson Trust. The Clarkson Trust is controlled by Jerry Burdenm who also controls the majority shareholder
of Email Real Estate.   Email RealEstate agreed to pay us beginning
January 1, 2001, $20 per month per realtor that has a website on Email RealEstate that includes a hotlink to EmailMortgage.


                  Description of Securities

Email Real Estate is authorized to issue 100,000,000 common shares, $.001 par value per share and 10,000,000 preferred shares, $.001 par value per share. As of the date hereof, there are 2,260,000 common shares outstanding and no preferred shares outstanding.

Holders of common shares of Email Real Estate are entitled to cast one vote for each share held at all shareholders meetings for all
purposes.   There are no cumulative voting rights.  Upon liquidation
or dissolution, each outstanding common share will be entitled to share equally in the assets of Email Real Estate legally available for distribution to shareholders after the payment of all debts and other liabilities. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. All outstanding common shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Email Real Estate has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Email Real Estate. Accordingly, future dividends, if any, will depend upon, among other considerations, Email Real Estate's need for working capital and its financial conditions at the time.

Preferred Stock.   Email Real Estate is authorized to issue 10,000,000
shares of preferred stock, par value of $.001.

Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of Email Real Estate, after the amount of the subscription price or par value has been paid in full shall be non-assessible.

There are not anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Transfer Agent. Corporate Stock Transfer located in Denver, Colorado acts as the transfer agent for Email Real Estate.


                            Legal Matters

All legal matters with respect to the issuance of the securities offered hereby will be passed upon by the law firm of Jody M. Walker, Littleton, Colorado.

There is no litigation pending or, to our knowledge, threatened to which the property of Email Real Estate is subject or to which Email Real Estate may be a party. No such proceedings are known to be contemplated by governmental authorities or any other parties.

                              Reports

Pursuant to the Rules and Regulations of the Securities and Exchange Commission, we will provide our Investors with Annual Reports containing audited financial statements, together with Quarterly Reports containing unaudited financial statements and Interim Reports containing information regarding relevant information about the operations of Email Real Estate.

                Email Real Estate.com, Inc.
               (A Development Stage Company)
                       Balance Sheet
                       May 31, 2001
                        (Unaudited)

                          ASSETS

Current assets:                                                   2001
  Cash                                                      $         48
                                                            ------------
      Total current assets                                            48
                                                            ------------

                                                            $         48

                   STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                          $        500
                                                            ------------
      Total current liabilities                                      500

Loans from related parties                                         5,709

Commitments and contingencies (Note 3)

Stockholders' equity:
 Preferred stock, $.01 par value,
  10,000,000 shares authorized, no shares
  issued and outstanding                                             -

 Common stock, $.001 par value,
  100,000,000 shares authorized, 2,260,000
  shares issued and outstanding                                    2,260
 Additional paid in capital                                        8,500
 (Deficit) accumulated during
  development stage                                              (16,921)
                                                            ------------
                                                                  (6,161)
                                                            ------------
                                                            $         48



     See accompanying notes to unaudited financial statements.

                 Email Real Estate.com, Inc.
                (A Development Stage Company)
                   Statement of Operations
        Three Months Ended May 31, 2001 and 2000 and
For the Period From Inception (March 28, 2000) to May 31, 2001
                         (Unaudited)

                                                                                Period From
                                                   Three Months Ended            Inception To
                                                        May 31,                    May 31,
                                                  2001             2000             2001
                                               -----------       --------        -----------
Operating expenses:
  Professional fees                           $     1,000      $       -        $     8,000
  Consulting expense - related party                 -                 -              4,000
  Web site design expense - related party            -                 -              4,500
  Other expenses                                      400              -                421
                                              -----------      ------------     -----------
                                                    1,400              -             16,921
                                              -----------      ------------     -----------
(Loss from operations) and net (loss)         $    (1,400)     $       -        $   (16,921)


Per share information:
 Basic and diluted (loss) per common share    $     (0.00)     $       -        $     (0.01)

 Weighted average shares outstanding             2,260,000        2,260,000        2,260,000





      See accompanying notes to unaudited financial statements.

                     Email Real Estate.com, Inc.
                    (A Development Stage Company)
                       Statement of Cash Flows
            Three Months Ended May 31, 2001 and 2000 and
   For the Period From Inception (March 28, 2000) to May 31, 2001
                             (Unaudited)

                                                                                    Period From
                                                         Three Months Ended        Inception To
                                                               May 31,                 May 31,
                                                        2001            2000            2001
                                                   ------------    ----------       -----------
Net income (loss)                                  $   (1,400)     $      -        $  (16,921)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Expenses paid by related party                         500             -             3,500
   Expenses contributed to capital by shareholder        -                -             8,500
Changes in assets and liabilities:
  Increase in accounts payable                            500             -               500
                                                   ----------         ---------    ----------
  Total adjustments                                     1,000             -            12,500
                                                   ----------         ---------    ----------
  Net cash provided by (used in)
   operating activities                                  (400)            -            (4,421)


Cash flows from financing activities:
   Common stock sold for cash                            -                -             2,260
   Loans from related party                              -                -             2,209
                                                   ----------         ---------    ----------
  Net cash provided by (used in)
   financing activities                                  -                -             4,469
                                                   ----------         ---------    ----------

Increase (decrease) in cash                              (400)            -                48
Cash and cash equivalents,
 beginning of period                                      448             -               -
                                                   ----------         ---------    ----------
Cash and cash equivalents,
 end of period                                     $       48      $      -        $       48



          See accompanying notes to unaudited financial statements.

Email Real Estate.com, Inc.
Notes to Unaudited Financial Statements

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions incorporated in Regulation SB of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read in conjunction with the Company's financial statements for the year ended February 28, 2001 included elsewhere herein.

Basic loss per share was computed using the weighted average number of common shares outstanding.

During the three months ended May 31, 2001, a related party paid certain expenses of the Company of $500 and the Company had an outstanding advance balance due the related party of $5,709.

                             Financial Statements

INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
Email Real Estate.com, Inc.
(A Development Stage Company)

We have audited the balance sheet of Real Estate.com, Inc. as of February 28, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception (March 28, 2000) to February 28, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Email Real Estate.com, Inc. as of February 28, 2001, and the results of its operations and cash flows for the period from inception (March 28, 2000) to February 28, 2001, in conformity with generally accepted accounting principles.




                       James E. Scheifley & Associates, P.C.
                           Certified Public Accountants

Dillon, Colorado
March 30, 2001

                  Email Real Estate.com, Inc.
                 (A Development Stage Company)
                         Balance Sheet
                       February 28, 2001

                            ASSETS

Current assets:                                                  2001

  Cash                                                     $       448
                                                           -----------
      Total current assets                                         448
                                                           -----------
                                                           $       448

                     STOCKHOLDERS' EQUITY
Current liabilities:
      Total current liabilities                            $         -
Loans from related parties                                       5,209

Commitments and contingencies (Note 3)

Stockholders' equity:
 Preferred stock, $.01 par value,
  10,000,000 shares authorized, no shares
  issued and outstanding                                             -

 Common stock, $.001 par value,
  100,000,000 shares authorized, 2,260,000
  shares issued and outstanding                                  2,260
 Additional paid in capital                                       8,500
 (Deficit) accumulated during
  development stage                                            (15,521)
                                                           -----------
                                                                (4,761)
                                                           -----------
                                                          $       448




       See accompanying notes to financial statements.

                  Email Real Estate.com, Inc.
                 (A Development Stage Company)
                    Statement of Operations
For the Period From Inception (March 28, 2000) to February 28, 2001

                                                           Period From
                                                           Inception To
                                                           February 28,
                                                               2001

Operating expenses:
  Professional fees                                    $        7,000
  Consulting expense - related party                            4,000
  Web site design expense - related party                       4,500
  Other expenses                                                   21
                                                       --------------
                                                               15,521
                                                       --------------
(Loss from operations) and net (loss)                  $      (15,521)


Per share information:
 Basic and diluted (loss) per common share             $        (0.01)

 Weighted average shares outstanding                        2,260,000






        See accompanying notes to financial statements.

          Email Real Estate.com, Inc.
         (A Development Stage Company)
 Statement of Changes in Stockholders' Equity
For the Period From Inception (March 28, 2000) to February 28, 2001

                                                                                              Deficit
                                                                          Additional        Accumulated
                                         Common            Stock           Paid-in        During Develop-
                                         Shares            Amount          Capital           ment Stage          Total
Shares issued for cash
  April 2000 @ $.001                   2,260,000        $     2,260      $      -             $    -          $   2,260

Capital contribution by shareholder            -                  -         8,500                  -              8,500

Net (loss) for the period
 ended February 28, 2001                       -                 -              -            (15,521)          (15,521)
                                      ----------       -----------     ----------      -------------      ------------
Balance, February 28, 2001             2,260,000       $     2,260     $    8,500      $     (15,521)       $   (4,761)



See accompanying notes to financial statements.

                      Email Real Estate.com, Inc.
                     (A Development Stage Company)
                        Statement of Cash Flows
  For the Period From Inception (March 28, 2000) to February 28, 2001

                                                          Period From
                                                          Inception To
                                                          February 28,
                                                              2001

Net income (loss)                                      $     (15,521)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Expenses paid by related party                              3,000
   Expenses contributed to capital by shareholder              8,500
                                                       -------------
  Total adjustments                                           11,500
                                                       -------------
  Net cash provided by (used in)
   operating activities                                       (4,021)


Cash flows from financing activities:
   Common stock sold for cash                                  2,260
   Loans from related party                                    2,209
                                                        ------------
  Net cash provided by (used in)
   financing activities                                        4,469
                                                        ------------
Increase (decrease) in cash                                      448
Cash and cash equivalents,                                         -
 beginning of period                                    ------------

Cash and cash equivalents,
 end of period                                          $        448



           See accompanying notes to financial statements.

                 Email Real Estate.com, Inc.
                (A Development Stage Company)
                   Statement of Cash Flows
For the Period From Inception (March 28, 2000) to February 28, 2001

                                                        Period From
                                                        Inception To
                                                        February 28,
                                                            2001
Supplemental cash flow information:
   Cash paid for interest                                    $       -
   Cash paid for income taxes                                $       -








       See accompanying notes to financial statements.

Email Real Estate.com, Inc.
(A Development Stage Company)
Notes to Financial Statements
February 28, 2001


Note 1. Organization and Summary of Significant Accounting Policies.

The Company was incorporated in Colorado on March 28, 2000. The Company's activities to date have been limited to organization and capital formation. The Company plans to engage in the online real estate services business via the use of an internet website. The Company has chosen February 28th as the end of its fiscal year.

Revenue Recognition:
Revenue is recognized at the time the service is performed.

     Loss per share:
Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

     Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

    Intangible Assets and Long Lived Assets:
The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company for the period ended February 28, 2001.

     Stock-based Compensation
The Company adopted Statement of Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation beginning with the Company's inception. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. No stock based compensation was paid by the Company during the period ended February 28, 2001.

New Accounting Pronouncements
SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions that would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement.

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred.

Effective in 1998, the Company adopted SOP 98-1, however the Company has not incurred costs to date that would require evaluation in accordance with the SOP.

Effective December 31, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position. To date, the Company has not operated in its one planned business activity.

Effective December 31, 1998, the Company adopted the provisions of SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

The Company has not initiated benefit plans to date that would require disclosure under the statement.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however it believes that it has not to date engaged in significant transactions encompassed by the statement.

During 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 - Reporting on the Costs of Start-Up Activities. The statement is effective for fiscal years beginning after December 15, 1998 and requires that the cost of start-up activities, including organization costs be expensed as incurred.
The Company adopted the statement upon its inception and has charged to expense $4,500 of web site development costs.

Note 2.  Stockholders' Equity.

During April 2000, the Company issued 2,200,000 shares of it's restricted common stock to an entity controlled by an individual who also controls an entity that has made cash and other advances to the Company. The Company received gross proceeds of $2,200 for the issuance of this stock. Additionally, the Company sold 60,000 shares of its common stock to two individuals who became officers of the Company for cash proceeds of $60.

During the year ended February 28, 2001, an affiliate and an entity related to the affiliate provided web site design services valued at $4,500 and other consulting and administrative services valued at $4,000 to the Company. The Company has no plan or obligation to reimburse the expenses paid in its behalf and has accounted for these costs as contributions of capital.


Note 3. Commitments and contingencies

The Company has office facility provided by an officer/shareholder. The estimated cost thereof is $100 per month and is included in consulting expense provided by the officer.

The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.


Note 4. Income Taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

The Company has not provided for income taxes during the period ended February 28, 2001 as a result of an operating loss. The Company has a net operating loss carryforward at February 28, 2001 of approximately $15,500 which will expire if unused in 2021. The Company has fully reserved the deferred tax asset (approximately $475) that would arise from the loss carryforward since the Company cannot predict a level of operations that would assure the utilization of the loss in future periods.

Note 5. Related Party Transactions

An individual who controls the entity that owns the majority of the Company's outstanding common stock also controls an entity that has advanced funds to the Company and has paid expenses in behalf of the Company.

During the year ended February 28, 2001, the entity advanced $2,209 in cash to the Company and paid expenses in behalf of the Company aggregating $3,000. The balance due to the entity at October 31, 2000 amounted to $5,209. This amount is not expected to be repaid currently.

                            Part II
                Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers

The Colorado Corporation Code grants to Email Real Estate the power to indemnify the officers and directors of Email Real Estate, under certain circumstances and under certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Email Real Estate and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

Our bylaws provide as follows:

Email Real Estate shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Email Real Estate, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of Email Real Estate or is or was serving at the request of Email Real Estate as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of Email Real Estate and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of Email Real Estate and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Email Real Estate shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Email Real Estate to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Email Real Estate or is or was serving at the request of Email Real Estate as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of Email Real Estate; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Email Real Estate unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of Email Real Estate has been successful on the merits in defense of any action, suit, or proceeding referred to in the first two paragraphs of this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the first two paragraphs of this Article VII (unless ordered by a court) shall be made by Email Real Estate only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said first two paragraphs. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders. Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by Email Real Estate in advance of the final disposition of such action, suit, or proceeding as authorized in this Article VII upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by Email Real Estate as authorized in this Article VII.

The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Email Real Estate or who is or was serving at the request of Email Real Estate as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Email Real Estate would have the power to indemnify him against such liability under the provisions of this Article VII.

Item 25.  Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of the common stock being registered hereunder other than underwriting commissions and expenses are estimated below.

Registration fee                      $  278.00
Printing expenses                      5,000.00
Accounting fees and expenses           5,000.00
Legal fees and expenses               20,000.00
State securities law fees
   and expenses                        5,000.00
Stock Transfer Escrow Agent Fees       1,500.00
Miscellaneous expenses                 2,000.00
                                      ---------
Total                                $38,778.00
                                     ==========

Item 26.  Recent Sales of Unregistered Securities

Since inception, Email Real Estate issued 2,200,000 common shares for consideration of $.001 per common share to:

The Washington Trust     2,200,000 common shares

Current officers paid cash of $.001 per common share

Dan O'Meara             50,000 common shares
Sharon Leach            10,000 common shares

The above issuances of common shares were made to sophisticated individuals pursuant to an exemption from registration under Sec. 4(2) of the Securities Act of 1933.


Item 27.   Exhibit Index.

(3)               Articles of Incorporation dated
                     February 5, 2001 incorporated by
                     reference to Form SB-2
(3.1)             Bylaws incorporated by
                     reference to Form SB-2
(4)               Specimen certificate for common stock

(5) Consent and Opinion of Jody M. Walker regarding legality of securities registered under this Registration Statement and to the references to such attorney in the prospectus filed as part of this Registration Statement
(23)              Consent of James E. Scheifley & Associates, Inc.,


Item 28.   Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the
information in the registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, , the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                          Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Denver, Colorado, as of the 25th of July.

Email Real Estate.com, Inc.


By  /s/ Dan O'Meara
    ------------------------
    Dan O'Meara
    President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated and each of the undersigned persons, in any capacity, hereby severally constitutes a majority of the Board of Directors.


Signature                          Title                    Date
---------                         ------                    -----

/s/ Dan O'Meara
----------------------     President, Treasurer        July 25, 2001
Dan O'Meara                   and Director

/s/ Sharon Leach
----------------------    Secretary/Vice President     July 25, 2001
Sharon Leach                  and Director